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                                                                      APPENDIX A

                                    CHARTER T
                            USAA FEDERAL SAVINGS BANK

         SECTION 1. Corporate Title. The full corporate title of the association is "USAA FEDERAL SAVINGS BANK".

         SECTION 2. Office. The home office of the association shall be located in the County of Bexar, State of Texas.

         SECTION 3. Powers. The association is a capital stock association chartered under Section 5 of the Home Owners' Loan Act and has and may exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental there to, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Federal Home Loan Bank Board.

         SECTION 4.  Duration.  The duration of the association is perpetual.

         SECTION 5. Capital Stock. The total number of shares of capital stock which the association has authority to issue is 10,000,000 all of which are to be shares of common stock, 90 dollar(s) par value per share. The shares may be issued by the association from time to time as approved by its board of directors without the approval of its stockholders except as otherwise provided in this Section 5. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the association. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the association or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend , that part of the surplus of the association which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance. Except for shares issuable in connection with the conversion of the association from the mutual to the stock form of capitalization, no shares of common stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued in the following cases unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be case at a legal meeting; (i) shares of common stock to be issued, directly or indirectly, to officers , directors or controlling persons of the association, other than as part of the general public offering or as qualifying shares




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to a director; or (ii) shares of common stock exceeding 15 percent of the total number of shares of common stock then outstanding.

         The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors. In the event of any liquidation, dissolution or winding up the association, the holders of the common stock shall be entitled, after payment or provisions for payment of all debts and liabilities of the association, to receive all as sets of the association available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         SECTION 7. Directors. The association shall be under the direction of a board of directors. The number of directors, as stated in the association's bylaws, shall not be less than seven.

         SECTION 8. Amendment of Charter. No amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the association, then preliminary approved by the Federal Home Loan Bank Board, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective on the date it receives the final approval of the Federal Home Loan Bank Board or on such other date as such Board may specify in its approval.


                                       -2-



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




USAA Federal Savings Bank

Attest:


 /s/                                            /s/
------------------------------------           --------------------------------
Secretary                                      President

Date: December 29, 1983


Declared Effective the 15th day of December, 1983

Federal Home Loan Bank Board

Attest:

 /s/                                             /s/
------------------------------------            --------------------------------
Secretary                                       Chairman

Date:
      ------------------------------


                                       -3-



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                                                                      APPENDIX A

                        FEDERAL STOCK ASSOCIATION CHARTER

         SECTION 1. Corporate Title. The full corporate title of the savings bank is the USAA FEDERAL SAVINGS BANK.

         SECTION 2. Office. The home office shall be located in the County of Bexar, State of Texas.

         SECTION 3. Duration. The duration of the savings bank is perpetual.

         SECTION 4. Purpose and powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental there to, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Federal Home Loan Bank Board ("Board"). In addition, the savings bank may make any investment and engage in any activity as may be specifically authorized by action of the Board, including authorization by delegated authority, in connection with action approving the issuance of the charter.

         SECTION 5. Capital stock. The total number of shares of all classes of the capital stock which the savings bank has the authority to issue is 10,000,000, all of which shall be common stock of par (or stated) value of 90 dollar(s) per share. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par (or stated) value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the savings bank), labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall 'be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance. Except for shares issuable in connection with the conversion of the savings bank from the




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mutual to stock form of capitalization, no shares of common stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

         The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution or winding up of the savings bank, the holders of the common stock shall be entitled, after payment or provision for payment of all' debts and liabilities of the savings bank, to receive the remaining assets of the savings bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         SECTION 6. Preemptive rights. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

         SECTION 7. Directors. The savings bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the savings bank's bylaws, shall not be fewer than seven nor more than fifteen except when a greater number is approved by the Board.

         SECTION 8. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is first proposed by the board of directors of the savings bank, then preliminarily approved by the Board, which preliminary approval may be granted by the Board pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Board in accordance with regulatory procedures or on such other date as the Board may specify in its preliminary approval.




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                                    P R O X Y

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned stockholder of USAA Federal Savings Bank hereby constitutes and appoints Robert F. McDermott, the true and lawful attorney, with full power of substitution and revocation to vote upon the stock owned by and standing in the name of:

                               USAA BANCORP, INC.

at the Special Meeting of Stockholders to be held at 9800 Fredericksburg Road, San Antonio, Texas, at 10:00 a.m. on September 25, 1990, or any meeting postponed or adjusted therefrom, hereby granting said attorney full power and authority to act for USAA Bancorp, Inc. at the meeting in the following matter:

                  Amendment of the Federal Stock Association Charter to authorize the issuance of preferred, as well as common stock,

hereby ratifying and confirming all that said attorney may or shall do at such meeting in the name of:

                               USAA BANCORP, INC.

         IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of September, 1990.

                                                 /s/ Robert F. McDermott
                                                 ------------------------------
                                                 CHAIRMAN, BOARD OF DIRECTORS
                                                 USAA BANCORP, INC.



WITNESS:


/s/ Judy McCormick
--------------------------------



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



                            USAA FEDERAL SAVINGS BANK

                                  NEW BUSINESS

Agenda Item 6.

I cast the votes which I hold "for" the following resolution:

         RESOLVED, that Section 5. Capital Stock, of the Federal Stock Association Charter of USAA Federal Savings Bank be amended to read as follows:

                  (See Exhibit "1" attached hereto)



September 25, 1990




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



SECTION 5.  CAPITAL STOCK.

The total number of shares of all classes of the capital stock which the savings bank has the authority to issue is 20,000,000, of which 10,000,000 shares shall be common stock of par value of $90 per share and of which 10,000,000 shares shall be preferred stock of par value of $100 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid iii full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

Except for shares issuable in connection with the conversion of the savings bank from the mutual to the stock form of capitalization no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors: Provided, that this restriction on voting separately by class or series shall not apply:

(i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series or preferred stock;


                                   EXHIBIT "1"




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




(ii) To any provision which would require the holders of preferred stork, voting as a class or series, to approve the merger or consolidation of the savings bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the savings bank if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the "Office, Federal Deposit Insurance Corporation, or the Resolution Trust Corporation";

(iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior there to in rights and preferences. All amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving institution in a merger or consolidation for the savings bank, shall not be considered to be considered to be such an adverse change.

A description of the different classes and series (if any) of the savings bank's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

A. Common stock.

Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

In the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the savings bank available for distribution remaining after: (i) Payment or provision for payment of the savings bank's debts aid liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the savings bank. Each share of common stock shall have the same




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relative rights as and be identical in all respects with all the other shares of common stock.

B. Preferred stock.

The savings bank may provide in supplementary sections to this charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series;

(a) The distinctive serial designation and the number of shares constituting such series;

(b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) The voting powers, full or limited, if any, of shares of such series;

(d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

(e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the savings bank;

(f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the savings bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments, thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(h) The price or other consideration for which the shares of such series shall be issued; and

(i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such




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shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.




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                     USAA FEDERAL SAVINGS BANK STOCKHOLDERS

Agenda Items 3 and 4                                 No. of Shares
--------------------                                 -------------

USAA Bancorp, Inc.                                   200,000
Proxy:  Robert F. McDermott




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                       CERTIFICATE OF ASSISTANT-SECRETARY

                                       OF

                               USAA BANCORP, INC.

                  I, Judy K. McCormick, Assistant-Secretary, of USAA BanCorp, Inc., the parent of USAA Federal savings Bank, DO HEREBY CERTIFY that the attached Special Meeting of Stockholders, approving the Amendment to the Federal Stock Association Charter, has been validly authorized and approved by USAA BanCorp, Inc.

                  IN WITNESS WHEREOF, I have hereunto set my hand and offered the seal of USAA BanCorp, Inc.

Dated:  October 5, 1990



                                             /s/ Judy K. McCormick
                                             ---------------------------
                                             Judy K. McCormick
                                             Assistant-Secretary


[SEAL]





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                          SUPPLEMENTAL CHARTER SECTION
             Establishing and Designating the Series and Fixing and
                 Determining the Relative Rights and Preferences
                                     of the
                        ANNUALLY ADJUSTABLE NONCUMULATIVE
                           PERPETUAL PREFERRED STOCK,
                                    SERIES A
                                       of
                     USAA FEDERAL SAVINGS BANK (the "Bank")

         Five Hundred Thousand (500,000) shares of preferred stock authorized by this Federal Stock Charter be, and hereby are, determined to be and shall be of a series designated as Annually Adjustable Noncumulative Perpetual Preferred Stock, series A, with a par value of $100 per share and a liquidation value of $100 per share (hereinafter called "Series A Preferred Stock"), with the following rights and preferences:

         1. Rank. The shares of series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Bank, rank prior to the Bank's common stock (the "Common stock"), and to all other classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding, other than any classes or series of equity securities of the Bank either (i) ranking on a parity with shares of Series A Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Bank (the "Parity Stock"), or (ii) ranking senior to shares of Series A Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Bank. The Common Stock and such other classes and series of equity securities other than those described in (i) or (ii) collectively may be referred to herein as the "Junior Stock." The shares of Series A Preferred Stock shall be subject to the creation of such Parity stock and such Junior Stock to the extent not expressly prohibited by this Federal Stock Charter.

         Any class or classes of stock of the Bank shall be deemed to rank prior to Series A Preferred Stock as to dividends and as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of Series A Preferred Stock.

         2. Noncumulative Dividends and Dividend Rate. The holders of the Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Bank which are by law available for the payment of dividends, cash dividends from the date of issue at the "Applicable Rate" (as defined below), from time to time in effect, for each semiannual dividend period. Dividends on the Series A Preferred Stock shall be calculated as a percentage of the par value (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods), and shall be payable semiannually in arrears on the 15th day of June and December (each a "Dividend Payment Date") of each year, unless such day is a




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nonbusiness day, in which event on the next business day, commencing June 15,
1991. Semiannual dividend periods (each a "Dividend Period") shall commence on and include the 15th day of June and December of each year and shall end on and include the day next preceding the next following Dividend Payment Date.

         Dividends on the shares of Series A Preferred Stock shall be noncumulative so that if a dividend on the shares of Series A Preferred Stock with respect to any Dividend Period is not declared by the Board of Directors of the Bank, then the Bank shall have no obligation at any time to pay a dividend on the shares of Series A Preferred Stock in respect of such Dividend Period. Holders of the shares of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the noncumulative dividends declared by the Board of Directors as set forth herein.

         The "Applicable Rate" for any Dividend Period will be the rate (rounded to the nearest one-hundredth (.01) of one percent) equal to 75% of the most recent per annum average yield adjusted to a constant maturity for one-year United States Treasury securities, as published by the Federal Reserve Board and reported by any financial information service during the seven calendar days ending on the December 14th preceding the first day of the Dividend Period for which the dividend rate is being determined (the "Calendar Period"). In the event that the Federal Reserve Board does not publish such a yield during any such Calendar Period, then the Applicable Rate shall be determined using the yield for one-year United States Treasury securities published by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Bank.

         Any Parity Stock issued by the Bank shall only have Dividend Periods which end on the same date as a Dividend Period. No full dividends shall be declared or paid or set apart for payment on any Parity Stock in respect of any such Dividend Period unless full dividends on the Series A Preferred Stock for the Dividend Period ending the same date as such Dividend Period shall have been paid or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment.

         If at any time with respect to any Dividend Period dividends are not declared and paid in full (or declared and a sum sufficient for such full payment so set apart) upon the shares of Series A Preferred Stock, dividends upon shares of Series A Preferred Stock and dividends on any shares of Parity Stock outstanding shall only be declared by the Board of Directors pro rata with respect thereto, so that the amount of dividends declared per share on the Series A Preferred Stock and such Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred Stock for such Dividend Period (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and full dividends, including accumulations, if any, on shares of Parity Stock, bear to each other.

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



         Unless full dividends have been declared and paid (or declared and a sum sufficient for each full payment set apart for payment) on all outstanding shares of Series A Preferred Stock for the immediately preceding Dividend Period, the Bank shall not declare or pay any dividends (other than in Common Stock or other Junior Stock) or set any amount aside for payment thereof or make any other distribution on the Common Stock or on any other Junior Stock, nor shall any Common Stock nor any Junior Stock be redeemed (or any moneys be paid to or made available for a sinking fund or the redemption of any shares of any such stock), or any Junior Stock or Parity Stock purchased or otherwise acquired by the Bank for any consideration except by conversion into or exchange for Junior Stock.

         The amount of dividends payable for the initial Dividend Period or any period shorter than a full Dividend Period shall be computed on the basis of the actual number of days elapsed in the period over a 365-day year. Dividends payable for each full semi annual Dividend Period shall be computed by dividing the Applicable Rate by two.

         3. Voting Rights. The holders of shares of Series A Preferred Stock shall not be entitled to vote for any purpose.

         4. Optional Redemption. The shares of Series A Preferred Stock are redeemable at the option of the Bank for cash, in whole or in part, on the 15th day of each December, at par plus in each case accrued and unpaid dividends (whether or not declared) for the Dividend Period ending on the day preceding the redemption date (without accumulation of accrued and unpaid dividends for prior Dividend Periods) (the "Redemption Price") without interest.

         No redemption may be made by the Bank without the approval of the Office of Thrift Supervision if the Bank is not in compliance with the regulatory capital requirements of 12 C.F.R. Part 567 or if after giving effect to such redemption the Bank would fail to meet such requirements.

         The Bank shall not redeem or set aside funds for the redemption of any Parity Stock unless prior to or contemporaneously therewith it redeems, or sets aside funds for the redemption of, a number of shares of Series A Preferred Stock whose liquidation preference bears the same relationship to the aggregate liquidation preference of all shares of Series A Preferred Stock then outstanding as the liquidation preference of such Parity Stock to be redeemed bears to the aggregate liquidation preference of all Parity Stock then outstanding.

         In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by the Board of Directors in its sole discretion to be equitable.

         In the event the Bank shall redeem shares of Series A Preferred Stock, notice of such redemption (a "Notice of Redemption") shall be given not less than 10 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Bank.

         On or after a redemption date, each holder of shares of Series A Preferred Stock that were called for redemption shall surrender the certificate or certificates evidencing such shares to the Bank and shall then be entitled to receive payment of the Redemption Price for each share. If less than all the shares represented by one share certificate are to be redeemed, the Bank shall issue a new share certificate for the shares not redeemed.

         If a Notice of Redemption shall have been given, then dividends shall cease, after the end of the complete Dividend Period ending on the day preceding the redemption date, to accumulate on the shares of Series A Preferred Stock called for redemption and all other rights of holders of the shares so called for redemption shall cease on and after the redemption date, except the right of holders of such shares to receive the Redemption Price against delivery of such shares, but without interest, and such shares shall cease to be outstanding.

         Any shares of the Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock of the Bank, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

         5. Preference on Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Bank, after payment or provision for payment of the debts and other liabilities of the Bank, the holders of the Series A Preferred Stock shall be entitled to receive for each outstanding share of the Series A Preferred Stock, out of the net assets of the Bank and before any distribution shall be made to the holders of the Common Stock or to the holders of any other Junior Stock, (i) $100 plus (ii) an amount equal to all-dividends accrued and unpaid for the then-current Dividend Period (without accumulation of accrued and unpaid dividends for prior Dividend Periods) to the date fixed for distribution. If upon such dissolution, liquidation or winding up of the affairs of the Bank, the net assets of the Bank shall be insufficient to permit payment in full of the amounts required to be paid to the holders of the Series A Preferred Stock and to the holders of any Parity Stock, then the holders of the Series A Preferred Stock and the holders of all such Parity Stock shall share ratably, without priority of one over the other, in the payment of dividends, including accumulations, if any, in the proportion that the amount of dividends, including accumulations, if any, then payable on each share bears to the aggregate of such amounts then payable on all shares of the Series A Preferred Stock and such Parity Stock, and in any distribution of assets other than by way of dividends in the proportion that the sum payable on each share bears to the aggregate of the amounts so payable on all shares of the Series A Preferred Stock and such Parity Stock.

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         After such amount is paid in full, no further distributions or payments shall be made in respect of the Series A Preferred Stock, the shares of the Series A Preferred Stock shall no longer be deemed to be outstanding or be entitled to any preferences, rights or privileges, and the shares of the Series
A Preferred Stock shall be surrendered for cancellation to the Bank.

         6. Payments on Stock Ranking Junior. In the event of any such liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of the Series A Preferred Stock of the liquidation distribution to which they are entitled, no dividend or other distribution shall be made to the holders of the Common Stock or any other Junior Stock, and no purchase, redemption or other acquisition for any consideration by the Bank shall be made in respect of the shares of the Common Stock or such other class of Junior Stock.

         Neither a consolidation or merger of the Bank into or with another entity or entities nor the sale, transfer or exchange (for cash, shares of equity stock, securities or other consideration) of all or substantially all of the property and assets of the Bank, shall be deemed to be a liquidation, dissolution or winding up of the Bank within the meaning of this Supplemental Charter Section.

         7. Preemptive Rights. No holder of shares of the Series A Preferred Stock shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock, or other securities of this corporation of any class, whether now or hereafter authorized.

         IN WITNESS WHEREOF, USAA FEDERAL SAVINGS BANK has caused its corporate seal to be affixed and this Supplemental Charter Section to be signed by its Chief Executive Officer and its Secretary this 27th day of October, 1990.

                                             USAA FEDERAL SAVINGS BANK

[SEAL]


                                             By  /s/
                                                 -----------------------------
                                                 Chief Executive Officer



                                             By  /s/
                                                 -----------------------------
                                                 Secretary

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



                          SUPPLEMENTAL CHARTER SECTION
             Establishing and Designating the Series and Fixing and
                     Determining the Relative Rights of the
                      RESTRICTED NON-VOTING NON-CUMULATIVE
                       PERPETUAL PREFERRED STOCK, SERIES A
                                       of
                     USAA FEDERAL SAVINGS BANK (the "Bank")

         Five Hundred Thousand (500,000) shares of preferred stock authorized by this Federal Stock Charter hereby are determined to be and shall be of a series designated as Restricted Non-Voting Non-Cumulative Perpetual Preferred Stock, Series A (hereinafter called "Series A Restricted Preferred Stock"), with a par value of $100.00 per share and a liquidation value of $1,000.00 per share, with the following rights and terms:

         1. Rank. Except for the exclusive dividend rights stated in Paragraph 2 of this Supplemental Charter Section, the shares of Series A Restricted Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Bank, rank in parity with the Bank's common stock and all other classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding (the Bank's common stock and such other classes and series of equity securities referred to hereinafter as the "Parity Stock"), other than any classes or series of equity securities of the Bank ranking senior to shares of Series A Restricted Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Bank (such senior classes or series of equity securities referred to hereinafter as the "Senior Stock"). The shares of Series A Restricted Preferred Stock shall be subject to the creation of Parity Stock and Senior Stock to the extent not expressly prohibited by this Federal Stock Charter.

         Any class or series of equity securities of the Bank shall be deemed to be Senior Stock if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of Series A Restricted Preferred Stock.

         2. Exclusive and Non-Cumulative Dividends. The holders of the Series A Restricted Preferred Stock shall be entitled to receive dividends, when, as and if declared on such shares by the Board of Directors of the Bank. The Board of Directors of the Bank may declare and pay a dividend on the Series A Restricted Preferred Stock without declaring or paying a dividend on any shares of Parity Stock, and may declare and pay a dividend on any shares of Parity Stock without declaring or paying a dividend on the Series A Restricted Preferred Stock.

                                    EXHIBIT A




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         Dividends on the shares of Series A Restricted Preferred Stock shall be non-cumulative. If a dividend on the shares of Series A Restricted Preferred Stock is declared payable on or prior to a specified date and is not paid in full by such date, then the Bank shall have no obligation to pay such declared but not paid in full dividend after such date.

         3. Voting Rights. The holders of shares of the Series A Restricted Preferred Stock shall not be entitled to vote for any purpose.

         4. Optional Redemption. The shares of the Series A Restricted Preferred Stock are redeemable at any time and from time to time at the option of the Bank for cash, in whole or in part, at the liquidation value of $1,000.00 per share (the "Redemption Price"). In the event that fewer than all the outstanding shares of the Series A Restricted Preferred Stock are to be redeemed, the shares and the number of shares to be redeemed shall be determined by the Board of Directors in its sole discretion.

         No redemption may be made by the Bank without the approval of the Office of Thrift Supervision if the Bank is not a "Tier 1 association", as that term is defined in the capital distribution regulation or if, after giving effect to such redemption, the Bank would fail to be a "Tier 1 association."

         In the event the Bank shall redeem shares of the Series A Restricted Preferred Stock, notice of such redemption shall be given not less than 10 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Bank.

         On or after a redemption date, each holder of shares of Series A Restricted Preferred Stock that were called for redemption shall surrender the certificate or certificates evidencing such shares to the Bank and shall then be entitled to receive payment of the Redemption price for each share. If less than all the shares represented by one share certificate are to be redeemed, the Bank shall issue a new share certificate for the shares not redeemed.

         Any shares of the Series A Restricted Preferred Stock which have been redeemed at any time shall, after such redemption, have the status of authorized but unissued shares of preferred stock of the Bank, without designation as to series until such shares are once more designated a part of a particular series by the Board of Directors.

         5. No Preference on Liquidation and Liquidation Price. In the event of any dissolution, liquidation or winding up of the affairs of the Bank, the shares of the Series A Restricted Preferred Stock shall not be entitled to any preferences, rights or privileges entitling the holders thereof to any distribution out of the net assets of the Bank prior to any such distribution to holders of any other shares of the capital stock of the Bank.

         In addition, the amount distributed to holders of the Series A Restricted Preferred Stock in such event shall not exceed $1,000.00 per share. Upon the dissolution, liquidation or winding up of the affairs of the Bank, the shares of the Series A Restricted Preferred Stock shall be surrendered for cancellation to the Bank.

         IN WITNESS WHEREOF, USAA FEDERAL SAVINGS BANK has caused its corporate seal to be affixed and this Supplemental Charter Section to be signed by its President and Chief Executive Officer and its Secretary this 27th of October 1990.

                                              USAA FEDERAL SAVINGS BANK


                                              By:  /s/
                                                  ----------------------------
                                                  President and
                                                  Chief Executive Office


                                              By:  /s/
                                                  ----------------------------
                                                  Secretary


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